UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 20, 2015

Immunomedics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-12104	61-1009366
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 The American Road, Morris Plains, New Jersey	07950
(Address of Principal Executive Offices)	(Zip Code)

(973) 605-8200
(Registrant's telephone number, including area code)

___________________Not applicable_____________________ (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with its annual review of executive compensation, on August 20, 2015, the Compensation Committee (the “Committee”) of the Board of Directors of Immunomedics, Inc., a Delaware corporation (the “Company”), approved the following annual base salaries for the fiscal year ending June 30, 2016 and annual bonus and equity awards for 2015 performance for certain named executive officers of the Company as set forth below:

Name	Position	Fiscal 2016 Base Salary	Cash Bonus	Restricted Stock Units Awarded	Stock Options Awarded
Cynthia L. Sullivan	President and Chief Executive Officer	$662,980(1)	-	198,864(2)	408,163(3)
David M. Goldenberg	Chairman and Chief Scientific Officer, Chief Patent Officer	$626,126(4)	-	-	-
Peter P. Pfreundschuh	Vice President, Finance and Chief Financial Officer	$321,000(5)	-	15,341(2)	38,484(3)

(1)	Represents approximately a three and one-half percent (3.5%) increase from Ms. Sullivan’s fiscal 2015 base salary of $640,560.
(2)	Restricted stock units granted in accordance with the Immunomedics, Inc. 2014 Long-Term Incentive Plan (the “2014 Plan”).
(3)	Stock options granted in accordance with the 2014 Plan.
(4)	Represents approximately a three and one-half percent (3.5%) increase from Dr. Goldenberg’s fiscal 2015 base salary of $604,952.
(5)	Represents approximately a seven (7%) increase from Mr. Pfreundschuh’s fiscal 2015 base salary of $300,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNOMEDICS, INC.

By:	/s/ Peter P. Pfreundschuh
	Name:	Peter P. Pfreundschuh
	Title:	Vice President, Finance and Chief Financial Officer

Date: August 26, 2015